UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2013

EPL Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 1600

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 228-0711

(Registrant's telephone number, including area code)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana 70170

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        As previously reported, Marc McCarthy notified the Company on May 1, 2013 that he intended to resign from the Board of Directors (the “Board”) of EPL Oil & Gas, Inc. (the “Company”) on or before June 26, 2013.  On June 18, 2013, Marc McCarthy resigned from the Board.

Prior to his resignation, Mr. McCarthy served on the Board’s Nominating & Governance Committee.  Mr. McCarthy also served as the Company’s Chairman of the Board from September 2009 until May 2013.  Mr. McCarthy is a Vice President and Senior Analyst at Wexford Capital LP, and he has been a director of the Company since September 2009.

Mr. McCarthy has confirmed that his resignation as a director is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 21, 2013

EPL OIL & GAS, INC.

By: /s/ David P. Cedro

David P. Cedro

Senior Vice President, Chief Accounting Officer,

Treasurer and Corporate Secretary